EXHIBIT 10.10

                      RELEASE AND INDEMNIFICATION AGREEMENT

     THIS RELEASE AND INDEMNIFICATION AGREEMENT, dated as of January 31, 2003 (this "Agreement"), by and among (a) Kohlberg Kravis Roberts & Co. L.P. ("KKR"),
       ---------                                                          ---
KKR Associates, L.P. ("Associates"), Whitehall Associates, L.P. ("Whitehall"),
                       ----------                                 ---------
Borden Chemical, Inc. ("Borden"), Debtco LLC ("Debtco"), CCPC Acquisition Corp.
                        ------                 ------
("CCPC") and BW Holdings, LLC ("BW" and together with KKR, Borden, Associates,
  ----                          --
Whitehall, Debtco and CCPC collectively, the "KKR Entities") and (b) WKI Holding
                                              ------------
Company, Inc. ("WKI"), World Kitchen, Inc. (formerly known as Corning Consumer Products Company) (the "Company"), together with its direct and indirect
                        -------
wholly-owned subsidiaries, EKCO Group, LLC, EKCO Housewares, Inc., EKCO Manufacturing of Ohio, Inc., WKI Latin America Holding, LLC and World Kitchen
(GHC), LLC (WKI, the Company and such subsidiaries, collectively, the "WKI
                                                                       ---
Entities").
--------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the letter dated April 1, 1998 (as amended, supplemented or otherwise modified from time to time, the "Management
                                                           ----------
Agreement"), Borden provided management services, insurance, employee benefits
---------
and other services to the Company and the Company's employees;

     WHEREAS, on May 31, 2002 (the "Petition Date"), the WKI Entities filed
                                    -------------
voluntary petitions for relief under Section 301 of Title 11, United States Code, 11 U.S.C. Sec.Sec. 101, et seq. (as amended, the "Bankruptcy Code"), in
                              -- ----                   ---------------
the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court");

     WHEREAS, on November 15, 2002, the WKI Entities filed a Disclosure Statement and a Second Amended Joint Plan of Reorganization (as modified, the "Plan"; capitalized terms used herein but not defined shall have the meaning
 ----
ascribed thereto in the Plan) pursuant to Section 1121 of the Bankruptcy Code;

     WHEREAS, by an order dated December 23, 2002, the Bankruptcy Court confirmed the Plan;

     WHEREAS, the Plan provides for, among other things, the restructuring of certain Claims in respect of the Prepetition Credit Facility, the Borden Credit Facility and the 9-5/8% Senior Subordinated Notes held by the KKR Entities; the old equity interests in WKI, including any shares owned by the KKR Entities, will be cancelled and extinguished; and any and all executory contracts and unexpired leases, including the Management Agreement, between any of the WKI Entities and any of the KKR Entities, other than this Agreement, the WKI/CCPC Tax Agreement and the agreement by and between WKI, BW and the Pension Benefit Guaranty Corporation (the "PBGC") dated January 30, 2003, attached hereto as
                           ----
Exhibit A (the "PBGC Pension Agreement") and any letter of credit entered into
---------       ----------------------
by BW or any affiliate thereof in connection therewith (together with any extension, replacement, substitute or other related arrangement, and reimbursement agreements and other agreements and documents related thereto, in each case as amended from time to time, the "Letter of Credit"),will be rejected
                                             ----------------
as of the Effective Date of the Plan, pursuant to Section 365 of the Bankruptcy Code; and

     WHEREAS, the WKI Entities and the KKR Entities have determined to enter into this Agreement to provide for a release of claims, certain agreements, indemnification and the payment of certain fees and expenses on the terms and conditions set forth below in connection with confirmation of the Plan.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party signatory hereto hereby agrees as follows:

     1.     Releases.
            --------

          (a)     Release of WKI Entities by KKR Entities.  Except for those
                  ---------------------------------------
obligations set forth hereunder, under the WKI/CCPC Tax Agreement, under the PBGC Pension Agreement and under the Letter of Credit, in the Plan and in the other documents identified in the Plan or in the Table of Exhibits to the Plan to which one or more of the KKR Entities is party (collectively, the "Plan
                                                                      ----
Documents"), each of the WKI Entities and each of their respective affiliates,
---------
principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners and professionals, in each case acting in such capacity, is released by each of the KKR Entities from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, at equity or otherwise, that any such KKR Entity would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of another, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date arising from or relating to the relationship or affiliation between any such KKR Entity and any of the WKI Entities, including, without limitation, such relationships or affiliations arising from (i) any such KKR Entity being or having been a creditor, shareholder, officer, director or advisor of, or to, as the case maybe, any of the WKI Entities; (ii) the Management Agreement, the Borden Credit Facility or any other agreement between any of the WKI Entities and any such KKR Entity; (iii) the subject matter of, or the event or transaction giving rise to, the claims of any of such WKI Entity; or (iv) any involvement or participation of any KKR Entity in the Plan, the Plan's formulation, preparation, dissemination, implementation, administration, confirmation or consummation, the Chapter 11 Cases or the WKI Entities' restructuring. Without limiting the foregoing, each KKR Entity hereby releases and waives any and all claims for damages arising from the rejection by the WKI Entities of the Management Agreement or any other agreement between any of the WKI Entities and any such KKR Entity.

          (b)     Release of KKR Entities by WKI Entities.  Except for those
                  ---------------------------------------
obligations set forth in the Plan Documents, each KKR Entity and each of their respective affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners and professionals, in each case acting in such capacity (collectively, the "KKR
                                                                        ---
Entity Release Parties"), is released by each of the WKI Entities from any and
----------------------
all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, at equity or otherwise, that any such WKI Entity would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of another, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date arising from or relating to the relationship or affiliation between any such KKR Entity and any of the WKI Entities, including, without limitation, such relationships or affiliations arising from (i) any such KKR Entity Release Party being or having been a creditor, shareholder, officer, director or advisor of, or to, as the case maybe, any of the WKI Entities; (ii) the Management Agreement, the Borden Credit Facility or any other agreement between any of the WKI Entities and any such KKR Entity Release Party; (iii) the subject matter of, or the event or transaction giving rise to, the claims of any of such WKI Entity; or (iv) any involvement or participation of any KKR Entity Release Party in the Plan, the Plan's formulation, preparation, dissemination, implementation, administration, confirmation or consummation, the Chapter 11 Cases or the WKI Entities' restructuring.

          (c)     Agreement Not to Sue.  Each KKR Entity and each WKI Entity
                  --------------------
covenant and agree that it will not effect, or, other than as required by law, aid in, the commencement or continuation of any action with respect to any claim or action released hereby. Each KKR Entity and each WKI Entity hereby represents that, as of the date hereof, it has not assigned any cause of action of the type released hereunder, and covenant that it shall not so assign any such cause of action after the date hereof.

          (d)     Specific Performance.  It is understood and agreed by each of
                  --------------------
the parties hereto that money damages would not be a sufficient remedy for any breach of Section 1 of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

          (e)     Effect of Release.  Neither this Agreement, nor the acceptance
                  -----------------
of the benefits and protections hereunder, is intended to evidence any liability of any party hereto to any person.

     2.     WKI Pension Plan.
            ----------------

          (a)     PBGC Pension Agreement.  WKI hereby unconditionally and
                  ----------------------
irrevocably agrees that, while the Letter of Credit is in effect, (i) BW shall be a beneficiary of all of the rights and benefits of the PBGC as set forth in the PBGC Pension Agreement; (ii) the PBGC Pension Agreement shall remain in full force and effect and no waiver, modification, amendment, consent or termination thereunder shall be made or consented to by WKI without the prior written consent of BW; (iii) BW shall be entitled to enforce the PBGC Pension Agreement, attached hereto as Exhibit A, against WKI as if BW were the PBGC; and (iv) WKI
                   ---------
shall be liable for "Damages" (as such term is hereafter defined) directly resulting from WKI's breach of the PBGC Pension Agreement (which breach is not thereafter cured by WKI in a manner eliminating all Damages to BW) to the extent of any Damages suffered by BW or its affiliates. For purposes hereof, the term "Damages" shall include only the actual amount of cash funding payments which BW or its affiliates are required to contribute to the World Kitchen Pension Plan (the "WKI Pension Plan") (whether pursuant to draws under the Letter of Credit or otherwise) and any reasonable out-of-pocket expenses (including actuarial, legal or accounting fees) incurred with respect thereto, reduced by the value of any income tax deduction which BW or its affiliates receive with respect to such payments to the extent such deduction actually reduces income taxes paid by BW in the year the related Damages arise. Without limiting the foregoing, the term "Damages" shall not include the costs incurred by BW or its affiliates (i) to obtain or retain the Letter of Credit; (ii) to monitor WKI's obligations and compliance with the PBGC Pension Agreement for so long as WKI is not in breach hereof or thereof; or (iii) punitive, indirect, general, special or consequential damages.

          (b)     Required Funding.  WKI hereby unconditionally and irrevocably
                  ----------------
agrees to make cash funding payments to WKI Pension Plan at the times and in the amounts not less than those set forth in Exhibit B hereto. The parties hereto
                                         ---------
hereby acknowledge that the minimum cash payments set forth in Exhibit B are
                                                               ---------
independent of (although they may duplicate) any minimum funding requirements in respect of the WKI Pension Plan set forth in the PBGC Pension Agreement.

          (c)     Letter of Credit.  WKI hereby unconditionally and irrevocably
                  ----------------
agrees that (i) not later than the first day following the fifth anniversary of the effective date of the Credit Agreement, dated as of January 31, 2003, among WKI Holding Company, Inc., the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent (the "Replacement Date") and at all
                                                ----------------
times thereafter (to the extent required under the PBGC Pension Agreement), WKI shall cause to be issued a letter of credit (the "Replacement Letter of Credit")
                                                  ----------------------------
in form, scope and substance reasonably acceptable to BW (and in any event acceptable to the PBGC as the "Letter of Credit" required under the PBGC Pension Agreement) and make such other arrangements as are sufficient to permit the Letter of Credit to be terminated in full on the Replacement Date and (ii) take such further actions to ensure that BW and any other affiliate of BW liable or obligated in connection with the Letter of Credit have no further obligation or liability from and after the Replacement Date in connection with the Letter of Credit. In addition to any injunctive relief and other Damages to which BW may be entitled, WKI shall pay and reimburse to BW any amounts paid by BW after the Replacement Date in respect of reimbursement of draws under the Letter of Credit or similar utilization thereof, if any.

     3.     WKI Entity General Indemnification.
            ----------------------------------

          (a) In consideration for the foregoing and the other consideration set forth in the Plan Documents, the WKI Entities shall jointly and severally indemnify and hold each of the KKR Entity Release Parties harmless from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, losses, claims, damages, expenses and liabilities arising from or in connection with legal actions brought by or on behalf of any of the WKI Entities or past, present or future creditors or shareholders of the WKI Entities), joint, several or otherwise, to which such KKR Entity Release Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any relationship or affiliation between any such KKR Entity Release Party and any of the WKI Entities, including, without limitation, the Management Agreement or any other agreements between any of the WKI Entities and any such KKR Entity Release Party, the purchase and/or ownership of the Old WKI Common Stock or Old WKI Preferred Stock by any such KKR Entity Release Party, or any such KKR Entity Release Party's role as a director, officer, advisor or affiliate of any of the WKI Entities, and will reimburse any KKR Entity Release Party for all reasonable, actual, out-of-pocket expenses (including counsel fees and disbursements) upon request as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such KKR Entity Party is a party and whether or not such claim, action or proceeding is initiated or brought by any of the WKI Entities or by any party claiming by or on behalf of any of the WKI Entities; provided, however, that the WKI Entities shall not indemnify the KKR Entities with respect to the willful misconduct or bad faith of any KKR Entity.

          (b) The WKI Entities shall not, without the prior written consent of each affected KKR Entity Release Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which any such KKR Entity Release

Party is an actual or a potential party and in respect of which indemnification could be sought under the indemnification provision in the immediately preceding paragraph, unless such settlement, compromise or consent includes an unconditional release of each affected KKR Entity Release Party from all liability arising out of such claim, action or proceeding.

          (c) Promptly after receipt by any KKR Entity Release Party of notice of any suit, action, proceeding or investigation with respect to which such KKR Entity Release Party may be entitled to indemnification hereunder, such KKR Entity Release Party will notify the Company in writing of the assertion of such claim or the commencement of such suit, action, proceeding or investigation, but the failure so to notify the Company shall not relieve any of the WKI Entities from any liability which they may have hereunder, except to the extent that such failure has materially prejudiced such WKI Entities. If any of the WKI Entities so elects within a reasonable time after receipt of such notice, such WKI Entity may participate at its own expense in the defense of such suit, action, proceeding or investigation. Each KKR Entity Release Party may employ separate counsel to represent it or defend it in any such suit, action, proceeding or investigation in which it may become involved or is named as a defendant and, in such event, the reasonable fees and expense of such counsel shall be borne by the WKI Entities; provided that the WKI Entities will not be required in connection with any such suit, action, proceeding or investigation, or separate but substantially similar actions arising out of the same general allegations or circumstances, to pay the fees and disbursements of more than one separate counsel (other than local counsel) for all affected KKR Entity Release Parties unless such KKR Entity Release Party shall have been advised by its counsel that: (i) there may be one or more legal defenses, counterclaims or crossclaims available to it that are different from or additional to those available to any other KKR Entity Release Party party to such actions; (ii) that there is a conflict of interest among any of the KKR Entity Release Parties who are party to such actions; or (iii) the interests of any of the KKR Entity Release Parties are otherwise prejudiced by not retaining additional or separate counsel. Whether or not the WKI Entities participate in the defense of any claim, the WKI Entities and the affected KKR Entity Release Parties shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     4.     Pension Plan Indemnity.   The provisions of this Section 4 shall
            ----------------------
apply notwithstanding any provision of this Agreement to the contrary:

          (a) For purposes of this Section 4, (i) the term "BW Controlled Group Member" shall mean Whitehall, BW, CCPC, BCI and any other corporation, trade or business (whether or not incorporated) (other than the WKI Entities), the employees of which, together with the employees of any of BW or BCI, are required by the rules contained in Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to be treated as if they were employed by a single employer; and (ii) the term "WKI Controlled Group Member" shall mean any of the WKI Entities.

          (b) Certain of the BW Controlled Group Members may now be (or in the past have been) sponsors of or contributors to (i) a "defined benefit plan" as defined in Section 3(35) of ERISA, (ii) a pension plan that is subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA or Section 414(l) of the Code or (iv) a "multiple employer plan" within the meaning of Section 210 of ERISA or Section 413(c) of the Code (collectively, a "BW Defined Benefit Plan"). Certain of the WKI Controlled Group Members may now be (or in the past have been) sponsors of or contributors to (i) a "defined benefit plan" as defined in Section 3(35) of ERISA, (ii) a pension plan that is subject to the funding standards of
Section 302 of ERISA or Section 412 of the Code, (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA or Section 414(l) of the Code or (iv) a "multiple employer plan" within the meaning of Section 210 of ERISA or Section 413(c) of the Code (collectively, a "WKI Defined Benefit Plan").

          (c) The BW Controlled Group Members shall jointly and severally indemnify and hold each of the WKI Entities harmless from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, losses, claims, damages, expenses and liabilities arising from or in connection with legal actions brought by or on behalf of any of the BW Controlled Group Members or past, present or future creditors or shareholders of the BW Controlled Group Members), joint, several or otherwise, to which such WKI Entity may become subject, arising out of or due to the existence of any BW Defined Benefit Plan, including, without limitation, (i) any premiums owed to the PBGC (as described in Sections 4006 and 4007 of ERISA), (ii) any withdrawal liability under a multi-employer plan imposed by Subtitle E of Title IV of ERISA, (iii) any withdrawal liability under a multiple employer plan imposed by
Section 4063 or 4064 of ERISA, (iv) any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), (v) any unfunded benefit liabilities under Section 4062 of ERISA, (vi) any other liability under Title IV of ERISA or (vii) any guarantee provided by any WKI Controlled Group Member in favor of the PBGC with respect to any BW Defined Benefit Plan.

          (d) The WKI Entities shall jointly and severally indemnify and hold each of the KKR Entities harmless from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, losses, claims, damages, expenses and liabilities arising from or in connection with legal actions brought by or on behalf of any of the WKI Entities or past, present or future creditors or shareholders of the WKI Entities), joint, several or otherwise, to which such KKR Entity may become subject, arising out of or due to the existence of any WKI Defined Benefit Plan, including, without limitation,
(i) any premiums owed to the PBGC (as described in Sections 4006 and 4007 of ERISA), (ii) any withdrawal liability under a multi-employer plan imposed by Subtitle E of Title IV of ERISA, (iii) any withdrawal liability under a multiple employer plan imposed by Section 4063 or 4064 of ERISA, (iv) any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), (v) any unfunded benefit liabilities under Section 4062 of ERISA or (vi) any other liability under Title IV of ERISA or (vii) any guarantee provided by any BW Controlled Group Member in favor of the PBGC with respect to any WKI Defined Benefit Plan. Notwithstanding the foregoing, nothing herein shall excuse any BW Controlled Group Members from meeting any obligations incurred under, or otherwise complying with, the PBGC Pension Agreement.

          (e) The principles of Subsections (b) and (c) of Section 3 of the Agreement shall also apply to the administration of the indemnification provisions contained in this Section 4, but the indemnified and indemnifying parties shall be deemed to be the respective party as appropriate under this
Section in the relevant circumstances.

     5.     Effectiveness.  This Agreement shall become effective as of the
            -------------
Effective Date.

     6.     Fees and Expenses; Plan Contribution.
            ------------------------------------

          (a) Within 30 days after the Effective Date, the KKR Entities and each of their respective affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners and professionals shall receive payment for (i) all postpetition management fees and expenses under the Management Agreement, capped at $625,000 (the "Management Fee Administrative Claim"), (ii) all director fees and expenses
      -----------------------------------
accrued and unpaid through the Effective Date; and (iii) accrued, invoiced and unpaid salaries and related expenses for employees of Borden who worked directly with any of the WKI Entities through the Effective Date.

          (b) The KKR Entities also shall have an Allowed Claim in Class 10 under the Plan in the amount of $1.63 million for prepetition management fees and expenses under the Management Agreement.

          (c) On the Effective Date, the KKR Entities will make a cash payment to the Debtors in the amount of $1.2 million to assist in funding the Debtors' obligations under the Plan, which payment may be netted against the Management Fee Administrative Claim in satisfaction of such claim.

     7.     D&O Insurance.  The Reorganized Debtors shall maintain coverage
            -------------
through the sixth anniversary of the Effective Date for current and former directors and officers of any of the WKI Entities under any applicable directors' and officers' liability insurance policy at levels and on terms no less favorable to such individuals than the levels and terms provided for under any such policies in effect as of the Petition Date. In the event that any of the KKR Entities maintains any of the insurance coverage referred to in this
Section 7, the Reorganized Debtors shall reimburse the applicable KKR Entity for such coverage based upon equitable allocation reasonably agreed upon by the parties of the overall costs of the insurance program of such KKR Entity.

     8.     Authority.  Each of the parties hereto represents and warrants to
            ---------
the other parties hereto that the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

     9.     Successors and Assigns.  This Agreement shall not be assigned by any
            ----------------------
of the parties hereto without the prior written consent of the other parties hereto; provided that BW may, without the prior written consent of the other
        --------
parties hereto, assign its rights under Section 2 hereof to one or more direct or indirect affiliates of BW. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives.

     10.     Savings and Severability Clause.  It is acknowledged and agreed by
             -------------------------------
each of the parties hereto that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction after the Effective Date, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     11.     Governing Law.  The rights and obligations arising under this
             -------------
Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     12.     Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

     13.     Headings.  The headings of the sections of this Agreement are
             --------
inserted for convenience only and shall not affect the interpretation hereof.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.



                            KOHLBERG KRAVIS ROBERTS & CO. L.P.


                            By:  KKR & Co. LLC, its General Partner


                              By:  /s/ Scott Stuart
                              Name:  Scott Stuart
                              Title:  Member


                            KKR ASSOCIATES, L.P.

                            By:  /s/ Scott Stuart
                            Name:  Scott Stuart
                            Title:  General Partner


                            WHITEHALL ASSOCIATES, L.P.

                            By:  KKR Associates, L.P., its General Partner

                            By:  /s/ Scott Stuart
                            Name:  Scott Stuart
                            Title:  General Partner



                            BORDEN CHEMICAL, INC.

                            By:  /s/ Ellen German Berndt
                            Name:  Ellen German Berndt
                            Title:  Secretary

                            DEBTCO LLC

                            By:  /s/ Alyssa Anton
                            Name:  Alyssa Anton
                            Title:  Treasurer and Secretary


                            CCPC ACQUISITION CORP.

                            By:  /s/ Alyssa Anton
                            Name:  Alyssa Anton
                            Title:


                            BW HOLDINGS, LLC.

                            By:  Whitehall Associates, L.P., its Managing Member

                              By:  KKR Associates, L.P., its General Partner

                                By:  /s/ Scott Stuart
                                Name:  Scott Stuart
                                Title:  General Partner


                            WKI HOLDING COMPANY, INC.

                            By:  /s/ Raymond J. Kulla
                            Name:  Raymond J. Kulla
                            Title:  Vice President and Secretary


                            WORLD KITCHEN, INC.

                            By:  /s/ Raymond J. Kulla
                            Name:  Raymond J. Kulla
                            Title:  Vice President and Secretary

                            ECKO GROUP, LLC

                            By:  WKI Holding Company, Inc.
                                 Sole Member

                                 By:  /s/ Raymond J. Kulla
                                 Name:  Raymond J. Kulla
                                 Title:  Vice President and Secretary

                            ECKO HOUSEWARES, INC.

                            By:  /s/ Raymond J. Kulla
                            Name:  Raymond J. Kulla
                            Title:  Vice President and Secretary


                            ECKO MANUFACTURING OF OHIO, INC.

                            By:  /s/ Raymond J. Kulla
                            Name:  Raymond J. Kulla
                            Title:  Vice President and Secretary


                            WKI LATIN AMERICA HOLDING, LLC

                              By:  /s/ Raymond J. Kulla
                              Name:  Raymond J. Kulla
                              Title:  Manager


                            WORLD KITCHEN (GHC), LLC

                            By:  WKI Holding Company, Inc.
                                 Sole Member

                              By:  /s/ Raymond J. Kulla
                              Name:  Raymond J. Kulla
                              Title:  Vice President and Secretary

                                                                       EXHIBIT A
                                                                       ---------

                             PBGC PENSION AGREEMENT
                             ----------------------

                                                                       EXHIBIT B
                                                                       ---------

                          MINIMUM CASH FUNDING PAYMENTS
                          -----------------------------

          In addition to any minimum funding requirements in respect of the WKI Pension Plan set forth in the PBGC Pension Agreement, WKI shall make the following minimum cash payments to the WKI Pension Plan:

PLAN YEAR  FUNDING DATE                                         MINIMUM CASH
---------  -----------------------------------------------  ---------------------
                                                             FUNDING PAYMENT FOR
                                                            ---------------------
                                                            APPLICABLE PLAN YEAR
                                                            ---------------------
2003       Between January 1,  2003 and September 15, 2004  $          13,000,000
2004       Between January 1, 2004 and September 15, 2005   $          10,000,000
2005       Between January 1, 2005 and September 15, 2006   $           2,500,000
2006       Between January 1, 2006 and September 15, 2007   $           2,500,000

Notwithstanding anything in this Agreement, contributions to the WKI Pension Plan for any given plan year will not be required to exceed WKI Pension Plan's "Maximum Tax Deductible Contribution Amount" (as such term is defined in the PBGC Pension Agreement). If any portion of a contribution required under this Agreement is not deductible, then that portion shall be carried over and paid in the next taxable year in which it is deductible. Any such carryover payment will be in addition to any other enhanced contributions required for such next year.


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